UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2006

ARKANOVA ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-51612

(Commission File Number)

68-0542002

(IRS Employer Identification No.)

35-12880 Railway Avenue, Richmond, British Columbia V7E 6G4

(Address of principal executive offices and Zip Code)

(604) 275-6519

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2006, we entered into a letter agreement with Arkanova Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of our company (“Acquisition Corp.”) and Arkanova Energy, Inc., a private Delaware corporation (“Arkanova Delaware”), which letter agreement amended the terms of an Agreement and Plan of Merger dated October 20, 2006, as amended on November 30, 2006. Pursuant to the terms of the letter agreement dated December 31, 2006, the parties agreed to extend the closing date of the Agreement and Plan of Merger, as amended, from December 31, 2006 to January 31, 2007.

With the exception of the above mentioned change, all of the material terms and conditions of the Agreement and Plan of Merger, as amended, remain in full force and effect. The Agreement and Plan of Merger was filed via EDGAR on a current report on Form 8-K on October 23, 2006.

Item 9.01 Financial Statements and Exhibits.

A copy of the letter agreement is included as an exhibit to this current report on Form 8-K pursuant to Item 601 of Regulation S-B:

99.1	Letter Agreement dated December 31, 2006, among our company, Acquisition Corp. and Arkanova Delaware.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANOVA ENERGY CORPORATION

/s/ Brian Doutaz

By: Brian Doutaz, President

January 8, 2007